Exhibit 10(c)(3)

                       BENEFIT RESTORATION AGREEMENT

                 (As Amended and Restated August 1, 1994)



               THIS AGREEMENT (this "Agreement"), made this 1st day of August 1994, by and between IMPERIAL HOLLY CORPORATION, a Texas corporation (the "Company"), and _________________________________________ ("Employee");

                           W I T N E S S E T H:

     WHEREAS, the Company has established a Benefit Restoration Plan, as amended and restated effective August 1, 1990, and as thereafter amended from time to time (the "Plan"), to restore retirement and death benefits lost under the Retirement Plan due to limitations under certain provisions of the Internal Revenue Code of 1986, as amended; and

     WHEREAS, the Executive Compensation Committee (the "Committee") of the Board of Directors of the Company has selected Employee to participate in the Plan;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the Company and Employee agree as follows:

     1. TERMS. Terms not otherwise defined herein shall have the same meaning as ascribed thereto in the Plan.

     2. REFERENCE TO PLAN. This Agreement is being entered into in accordance with and subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Committee and are still in effect on the date hereof. Employee has received a copy of, and is familiar with the terms of, the Plan and any such administrative interpretations, which are hereby incorporated herein by reference.

     3. VESTING. Employee shall become vested in the Retirement Plan Restoration Benefits provided Employee under the Plan (i) at the same time as Employee becomes vested under the Retirement Plan and (ii) upon a Change of Control.

     4. LIFE INSURANCE AND FUNDING. All amounts paid under this Agreement shall be paid in cash from the general assets of the Company or from an Executive Benefits Trust established by the Company to assume some or all of the obligations of the Company hereunder. Benefits payable by the Company may be reflected on the accounting records of the Company but Employee shall not have any right, title, or interest whatsoever in or to any investment reserves or accounts that the Company may establish or accumulate to aid in providing the benefits described in this Agreement. The Company in its sole discretion may apply for and procure as owner and for its own benefit insurance on the life of Employee, in such amounts and in such forms as the Company may choose. The trustee on behalf of the Executive Benefits Trust may also hold as owner insurance on the life of Employee. Employee shall have no interest whatsoever in any such policy or policies, but at the request of the Company, Employee shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Company or the trustee of the Executive Benefits Trust has applied for insurance. The rights of Employee or Employee's beneficiary, or estate, to benefits under this Agreement shall be solely those of an unsecured creditor of the Company.

     5. STATUS OF AGREEMENT. The benefits payable under this Agreement shall be independent of, and in addition to, any other agreement relating to Employee's employment that may exist from time to time between the parties hereto, or any other compensation payable by the Company to Employee, whether salary, bonus or otherwise. This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof, except as expressly stated, restrict the right of the Company to discharge Employee or restrict the right of Employee to terminate Employee's employment.

     6. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof, and, subject to Section 9 hereof, may be modified only by a written instrument executed by both parties hereto.

     7. SEVERABILITY. If, for any reason, any provision of this Agreement is held invalid, in whole or in part, such invalidity shall not affect any other provision of this Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If this Agreement or any portion thereof conflicts with law or regulation governing the activities of the Company, this Agreement or appropriate portion thereof shall be deemed invalid and of no force or effect.

     8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     9. AMENDMENT. The Company may at any time and from time to time, modify or amend, in whole or in part, any or all of the provisions of the Plan, provided, that, unless the Company receives Employee's prior written consent, any such modification or amendment shall only prospectively affect the obligations and benefits under this Agreement and the Plan. In addition, the Company may at any time terminate the Plan. In the event of a termination of the Plan, unpaid benefits shall continue to be an obligation of the Company and shall be paid as scheduled..

     IN WITNESS WHEREOF, the parties have executed this Agreement (in multiple copies) on the day and year first above written.

                                           IMPERIAL HOLLY CORPORATION

                                    By

                                          James C. Kempner

                                          President and Chief Executive Officer

ATTEST:

Secretary

[SEAL]

Employee